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                         CONSENT OF INDEPENDENT AUDITORS



Cubic Energy, Inc.



We hereby consent to the use in the Form 10-KSB filing of our report dated August 23, 2000 relating to the balance sheet of Cubic Energy, Inc. as of June 30, 2000 and the related statements of operations, changes in shareholders' equity and cash flow for the year then ended, which are contained in that filing.




                                              /s/  Philip Vogel & Co., PC


                                              PHILIP VOGEL & CO., PC


Dallas, Texas
September 25, 2000